Exhibit 10.3

Stock Repurchase and Option Cancellation Agreement

Stock Repurchase and Option Cancellation Agreement, dated as of June 4, 2012 (the “Agreement”), between Atkore International Group. Inc., a Delaware corporation (the “Company”), and Jim Pinto (the “Stockholder”). Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Atkore International Group Inc. Stock Incentive Plan (the “Plan”).

WHEREAS, the Company and the Stockholder are parties to an Employee Stock Subscription Agreement, dated as of May 16,2011 (the “Stock Subscription Agreement”), pursuant to which the Stockholder purchased 25,000 shares of Common stock (the “Shares”) pursuant to the Plan for a purchase price of $10 per Share;

WHEREAS, the Stockholder’s employment with the Company and its subsidiaries terminated as of May 4, 2012 (the “Termination Date”);

WHEREAS, the Company and the Stockholder are also parties to an Employee Stock Option Agreement, dated as of May 16, 2011 (the “Stock Option Agreement”), pursuant to which the Stockholder was granted, subject to the vesting conditions described therein, options to purchase 75,000 shares of the Common Stock (the “Options”);

WHEREAS, the Stockholder understands and acknowledges that: (a) the Company may have material information relating to the value of the Shares and the Options that the Stockholder does not; (b) he has been advised to consult with tax and financial consultants and legal counsel of his choosing and (c) the repurchase of the Shares and cancellation of the Options are irrevocable; and

WHEREAS, in connection with the Company’s agreement to repurchase all of the Shares, by executing and delivering this Agreement, the Stockholder will be acknowledging and agreeing that all of the Options (whether vested or unvested) have been canceled and forfeited a of the Termination Date without any payment from, or liability to, the Company therefor.

NOW, THEREFORE, in consideration of the promised and mutual covenants contained herein and for other good and valuable consideration, the Company and the Stockholder hereby agree as follows:

1. Purchase and Sale of the Shares. On a date selected by the Company within ten (10) days following the date hereof (the “Closing Date”), the Stockholder shall sell to the Company and the Company shall purchase from the Stockholder the Shares at the Purchase Price set forth in Section 2 below, payable as provided in Section 3 below.

2. Purchase Price. The Company and the Stockholder agree that the purchase price for the Shares (the “Purchase Price” shall be an amount equal to the product of (a) 25,000 and (b) $10, which is the Fair Market Value per Share (the “FMV”) as of the Termination Date.

3. Payment of Purchase Price. On the Closing Date, (i) the Company shall, at its discretion, deliver to the Stockholder a check payable to the order of the Stockholder in the amount equal to the Purchase Price or wire funds equal to the Purchase Price to an account designated by the Stockholder, and (ii) the Stockholder shall execute a receipt, in the form attached hereto as Exhibit A, acknowledging the receipt of the Purchase Price.

4. Option Cancellation. The Stockholder acknowledges and agree that all of the Options (whether vested or unvested) granted pursuant to the Stock option Agreement are hereby automatically cancelled and terminated of the Termination Date, and the rights of the Stockholder in respect of such Options are hereby forfeited without any liability or obligation on the part of the Company in respect thereof.

5. Stockholder’s Release.

(a) The Stockholder, on his own behalf and on behalf of each of his agents, representatives, assigns, heirs, executors, trustees, and administrators (collectively, the “Stockholder Releasors”) hereby irrevocably and unconditionally releases, settles, cancels, acquits, discharges and acknowledges to by fully satisfied, and covenants not to sue the Company, its direct and indirect parents and owners, and each of their respective subsidiaries, affiliates, successors and assigns, and ach of their respective stockholders, partners, members, managers, employees, directors, officers, agents, and other representatives (collectively, the “Releasees”) from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, premises, obligations, complaints, losses, damages and all liability of whether kind and nature, whether known or unknown (“Claim”), and hereby waives any all rights that he may have at the time of the signing hereof, at any time prior thereto, or that otherwise may exist or may have arisen with respect to, in connection with, related to, under or pursuant to any of the Shares, the Stock Subscription Agreement, the Options, the Stock Option Agreement, the Stock repurchase and Option cancellation, or otherwise in connection with the offering, sale or purchase of the Share by the Company, or the purchase, ownership or sale of the Shares by the Stockholder, or the offering, grant or cancellation of the Options by the Company, or the ownership or cancellation of the Options by the Stockholder, or otherwise in respect of the Shares, the Options, and acknowledges to be fully satisfied all of his rights under the Stock Subscription Agreement, the Stock Option Agreement, and otherwise in respect of the Shares and the Options. Each of the Stockholder Releasors hereby acknowledges and agrees that all of their rights, and all of the Company’s obligations, under the Stock Subscription Agreement, the Stock Option Agreement, the Shares and the Options are hereby terminated. This release specifically includes Claims which may now exist but which at this time, are unknown, unripe, unknowable or unanticipated, or which may or may not develop further at some point in the future and all potential Claims concerning any unforeseeable or unanticipated further developments of known Claims. However, this release does not include a Claim for payment of the Purchase Price in accordance with the terms of this Agreement.

b) The Stockholder Releasors agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the Releasees hereto for any matter or circumstance concerning which the Stockholder Releasors have released the Releasees under this Agreement. Further, the Stockholder Releasors agree not to encourage, or cooperate with, any other person or suggest to any other person that he, she or it institute legal action against any of the Releasees.

6) Power of Attorney. The Stockholder hereby irrevocably appoints each officer of the Company (individually and collectively, the “Representative”) as the Stockholder’s true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Stockholder’s name, place and stead, to do or refrain from ding all such acts and things, and to execute and deliver all such documents, as the Representative shall deem necessary or appropriate to give effect to the transfer of the Shares to the Company and the transaction contemplated by this Stock Repurchase and Option Cancellation Agreement (including, but not limited to, executing and delivering, on the Stockholder’s behalf, any stock powers or other stock transfer documentation). The appointment of the Representative shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Stockholder, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as of the act of the Stockholder in all matters referred to in this Section 6.

7. Entire Agreement; Applicable Law. This agreement, together with the Exhibit hereto (as executive in accordance with the terms of this Agreement), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, whether written or oral. This agreement may only be amended by a written agreement signed by each party hereto and any purported amendment hereto in violation of this provision shall be null and void and without force or effect. This agreement shall be governed by and construed in according with the law of the State of Delaware regardless f the application of rules of conflict of law that would apply the laws of any other jurisdiction.

8. Third Party Beneficiaries. All Releasees under this Agreement who are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

9. Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purchases of this Agreement. The Stockholder agrees not to disclose the terms hereof to any person or entity, other than the Stockholder’s attorneys, accountants, financial advisors, or members of the Stockholder’s immediate family; provided that this Agreement shall not be construed to prohibit any disclosure required by law.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Stockholder have executed this Stock Repurchase and Option Cancellation Agreement as of the date first above written.

ATKORE INTERNATIONAL GROUP INC.

By:
Name:
Title:

STOCKHOLDER

Name: Jim Pinto

Exhibit A

RECEIPT RELATING TO THE TERMS OF

THE STOCK REPURCHASE AND OPTION CANCELLATION AGREEEMENT

The undersigned hereby acknowledges receipt from Atkore International Group Inc. (the “Company”), of a check or wire transfer in the amount of $250,000 is in full payment of the purchase price for the 25,000 shares of common stock, par value $.01 per share, of the Company previously owned by him.

Dated:

Jim Pinto